EXHIBIT 99.1

Remark Holdings Announces $5.0 Million Private Placement

LAS VEGAS, NV – September 28, 2021 – Remark Holdings, Inc. (NASDAQ: MARK), a diversified global technology company with leading artificial intelligence ("AI") solutions and digital media properties, today announced it has entered into a definitive agreement with a single institutional investor in a private placement of 4,237,290 shares of common stock and warrants to purchase up to 4,237,290 shares of common stock at a combined purchase price of $1.18 per share and accompanying warrant for gross proceeds of approximately $5.0 million before deducting transaction fees and other estimated offering expenses. The warrants will have an exercise price of $1.35 per share, will be immediately exercisable and will expire five years from the date of an effective registration statement covering the shares underlying the warrants.

The Company expects to use the net proceeds from the private placement for working capital and other general corporate purposes. The private placement is expected to close on or about September 29, 2021, subject to the satisfaction of customary closing conditions.

The private placement is being made pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the "SEC") and the securities being sold in the private placement may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement on Form S-3 with the SEC covering the resale of the shares of common stock, as well as the shares of common stock issuable upon exercise of the warrants, issued in the private placement.

This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Remark Holdings, Inc.
Remark Holdings, Inc. (NASDAQ: MARK) delivers an integrated suite of AI solutions that enable businesses and organizations to solve problems, reduce risk and deliver positive outcomes. The company’s easy-to-install AI products are being rolled out in a wide range of applications within the retail, public safety and workplace arenas. The company also owns and operates an e-commerce digital media property focused on a luxury beach lifestyle. The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company's website at http://www.remarkholdings.com/.

Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Company Contacts
E. Brian Harvey
Senior Vice President of Capital Markets and Investor Relations
Remark Holdings, Inc.
ebharvey@remarkholdings.com
702.701.9514
Fay Tian
Vice President of Investor Relations
F.Tian@remarkholdings.com
(+1) 626.623.2000
(+86) 13702108000